Consolidated Financial Statements of

CALAIS RESOURCES INC.

Years ended May 31, 2003 and 2002

(In Canadian dollars)

AUDITORS’ REPORT

To the Shareholders of Calais Resources Inc.

We have audited the consolidated balance sheet of Calais Resources Inc. as at May 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied, after giving retroactive effect to the adjustments explained in Note 3 to the financial statements, on a basis consistent with that of the preceding year.

                 “signed KPMG LLP”

Chartered Accountants

Chilliwack, British Columbia

October 9, 2003

CALAIS RESOURCES INC.

Consolidated Balance Sheet

May 31, 2003 and 2002

	2003	2002

		(Restated – Note 3)
Assets
Current assets:
Restricted cash (Note 7)	$—	$67,415
Inventories	283,301	283,301
Prepaid expenses and deposits	—	7,612

	283,301	358,328
Capital assets (Note 4)	94,846	126,216
Mineral properties (Note 5)	13,206,552	12,709,871

	$13,584,699	$13,194,415

Liabilities and Shareholders’ Equity
Current liabilities:
Bank overdraft	$7,586	$9,399
Accounts payable and accrued liabilities	974,816	659,154
Note payable (Note 6)	95,795	—
Bank loan (Note 7)	1,642,200	1,832,616

	2,720,397	2,501,169
Long-term debt (Note 8)	4,624,916	4,573,136
Advances from shareholders, without interest or fixed terms of repayment; unsecured	697,573	546,138
Shareholders’ equity:
Share capital (Note 9)	23,457,480	22,897,780
Deficit	(17,915,667)	(17,323,808)

	5,541,813	5,573,972
Future operations (Note 1)
Contingency (Note 12)
Commitments (Note 15)
Subsequent events (Note 16)
	$13,584,699	$13,194,415

On behalf of the Board:

“T. Hendricks”	Director

“A. Daher”	Director

See accompanying notes to consolidated financial statements.

CALAIS RESOURCES INC.

Consolidated Statement of Operations and Deficit

Years ended May 31, 3 and 2002

	2003	2002

		(Restated – Note 3)
Revenues	$—	$—
Expenses:
Advertising	3,846	1,947
Amortization	5,433	7,043
Consulting fees	44,789	91,500
Filing fees, licenses, permits	1,044	2,586
Foreign exchange loss (gain)	(249,440)	4,699
Insurance	451	2,591
Interest and bank charges	624,073	318,553
Office and general	18,314	8,889
Professional fees	99,681	128,478
Rent	13,503	19,800
Telephone	12,750	13,997
Transfer agent fees	3,939	2,521
Travel	2,649	2,001
Utilities	12,360	10,820

	593,392	615,425
Loss before the undernoted	(593,392)	(615,425)
Other income:
Gain on sale of capital assets	—	7,142
Interest income	600	3,092
Rental income	933	2,978

	1,533	13,212

Loss for the year	(591,859)	(602,213)

Deficit, beginning of year (Note 3)	(17,323,808)	(16,721,595)
Deficit, end of year	$(17,915,667)	$(17,323,808)

Net loss per common share, basic and diluted	$(0.05)	$(0.06)

Weighted average common shares outstanding, basic and diluted	10,962,795	10,334,635

See accompanying notes to consolidated financial statements.

CALAIS RESOURCES INC.

Consolidated Statement of Cash Flows

Years ended May 31, 2003 and 2002

	2003	2002

		(Restated – Note 3)
Cash provided by (used in):
Operations:
Loss for the year	$(591,859)	$(602,213)
Items not involving cash:
Accretion expense	51,780	51,204
Amortization	5,433	7,043
Shares issued for services	143,234	141,300
Warrants issued for services	205,645	—
Gain on sale of capital assets	—	(7,142)
Loss on settlement of accounts payable and accrued liabilities with issuance of shares	1,911	—
Foreign exchange loss (gain)	(249,440)	4,699
Change in non-cash operating working capital:
Restricted cash	67,415	(67,415)
Other receivables	—	818
Prepaid expenses and deposits	7,612	—
Accounts payable and accrued liabilities	307,499	(190,411)
Note payable	95,795	—

	45,025	(662,117)
Financing:
Bank loan	—	1,832,616
Advances from (to) shareholders	129,184	(274,755)
Long term debt	—	(623,575)
Issue of capital stock	90,021	—

	219,205	934,286
Investments:
Mineral properties	(262,030)	(289,106)
Proceeds from disposal of capital assets	—	7,412
Net additions to capital assets	(387)	(506)

	(262,417)	(282,200)

Increase (decrease) in cash	1,813	(10,031)
Cash (bank overdraft), beginning of year	(9,399)	632

Bank overdraft, end of year	$(7,586)	$(9,399)

Supplementary cash flow information:
Interest paid	$107,790	$195,877
Income taxes paid	$—	$—
Interest received	$600	$3,092
Non cash transactions:
Shares issued to settle accounts payable and accrued liabilities	$38,800	$—
Shares issued for mineral property development	$82,000	$30,000
Amortization capitalized to mineral properties	$26,324	$36,645
Accrued costs capitalized to mineral properties	$126,327	$28,418
Shares issued for repayment of shareholder advances	$—	$75,000
Advances receivable allocated to mineral properties	$—	$122,806

See accompanying notes to consolidated financial statements.

CALAIS RESOURCES INC.
Notes to Consolidated Financial Statements
Years ended May 31, 2003 and 2002

1	General and future operations:

Calais Resources Inc. (the “Company”) was incorporated under the laws of the Province of British Columbia on December 30, 1986. The Company is currently in the process of exploring and developing various mineral properties to determine whether these properties contain ore reserves that are economically recoverable. The recoverability of the amounts shown for the mineral properties and related deferred costs is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

These consolidated financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is doubt about the appropriateness of the use of the going concern assumption because the Company experienced losses in 2003 and 2002 and has experienced negative cash flow from operations over a number of years. In addition, the Company was in default on its US $1,200,000 bank loan as of May 31, 2003. (See Notes 7 and 16)

Subsequent to the year end, the Company acquired US $4,500,000 in financing to repay the bank loan, trade creditors and provide operating funds (as described in Note 16). The Company is actively pursuing various additional options with potential lenders and investors which, if accepted, will in management’s view, enable the Company to achieve its business plans. No agreements with potential lenders or investors have been reached yet and there can be no assurance that such agreements will be reached.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements. As is common with companies with negative cash flows and losses, there is no certainty that these and other strategies will be sufficient to permit the Company to continue beyond May 31, 2004.

The financial statements do not reflect adjustments that would be necessary if the “going concern” assumption were not appropriate. If the “going concern” basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2	Significant accounting policies:

(a)	Basis of consolidation:

These financial statements include the accounts of the Company and its wholly-owned subsidiaries, Calais International Inc., Calais Resources Nevada Inc., and Calais Resources Colorado Inc. All material inter-company transactions and balances have been eliminated.

(b)	Use of estimates:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

(c)	Cash equivalents:

Cash equivalents consist of short-term deposits with maturity of ninety days or less.

(d)	Financial instruments:

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, note payable, bank loans, long-term debt and advances from shareholders. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

(e)	Inventories:

Inventories consist of mining equipment held for resale. Inventories are recorded at the lower of cost or net realizable value.

(f)	Mineral properties:

The Company is engaged in the acquisition, exploration and development of mineral properties. All acquisition, exploration and related direct overhead expenditures are deferred and will be depleted over the estimated life of the property. The estimated life of a property depends on whether the property contains economically recoverable reserves that can be brought into production. The costs relating to a property abandoned are written off when the decision to abandon is made.

The total amount recorded for mineral properties and deferred exploration expenditures represents costs incurred to date and does not reflect present or future values.

Proceeds from disposition of mineral properties are normally credited to the capitalized costs with no gain or loss being recognized unless the sale is significant to the capitalized property costs. For such significant dispositions, a gain or loss would be recognized.

(g)	Capital assets and amortization:

Capital assets are recorded at cost and are amortized over the estimated useful life on the declining balance method at rates of 20% to 30% per annum. Amortization related to exploration and mining equipment is capitalized as a mineral property cost.

(h)	Foreign currency:

Monetary items denominated in foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

(i)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period. Future income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

Future tax assets and liabilities are measured using enacted or substantively enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment or substantive enactment date. A valuation allowance is recorded for future tax assets when it is not more likely than not that such future tax assets will be realized.

(j)	Net loss per share:

Basic net loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted loss per share is computed using the weighted average number of common shares and potentially dilutive common shares outstanding during the year. As the Company has a net loss in the years ending May 31, 2003 and 2002, basic and diluted net loss per share are the same.

(k)	Stock based compensation:

The Company has stock based compensation plans. No compensation expense is recognized for these plans when stock or stock options are issued to employees. Consideration paid by employees on the exercise of stock options is credited to common shares. For consideration paid to an employee for the repurchase of stock options, the excess of the consideration paid over the carrying amount of the stock option cancelled is charged to retained earnings.

3	Prior period adjustments:

During the year, it was determined that the following had not been recorded in previously issued financial statements:

(a)	Beneficial conversion option related to the convertible debentures as described in Note 8.

(b)	Payable to a director for services related to the companies mineral properties.

(c)	Costs related to a previously abandoned mineral property.

Accordingly, the prior year’s figures have been retroactively restated.

The impact on previously reported amounts is as follows:

	2002		2002
	previously		as
	reported	Adjustment	restated

Mineral properties	$12,681,453	$28,418	$12,709,871

Accounts payable and accrued liabilities	$595,238	$63,916	$659,154

Long-term debt	$5,097,105	$(523,969)	$4,573,136

Share capital	$22,322,607	$575,173	$22,897,780

Deficit, end of year	$(17,237,106)	$(86,702)	$(17,323,808)

Interest and bank charges	$267,349	$51,204	$318,553

Loss for year	$551,009	$51,204	$602,213

Net loss per common share, basic and diluted	$(0.05)		$(0.06)

4	Capital assets:

	2003	2002

Cost
Land	$8,215	$8,215
Furniture	10,947	10,947
Computer equipment	37,494	37,494
Automotive equipment	57,331	57,331
Exploration/mining equipment	498,988	498,988
Software	6,647	6,260

	619,622	619,235
Accumulated depreciation
Furniture	7,783	7,065
Computer equipment	32,378	30,502
Automotive equipment	50,172	47,506
Exploration/mining equipment	428,149	401,825
Software	6,294	6,121

	524,776	493,019

Net book value	$94,846	$126,216

Amortization of $26,324 (2002 - $36,645) related to exploration equipment was capitalized to mineral properties during the year.

5	Mineral properties:

	2003	2002

		(Note 3)
Nevada U.S.A.	$3,449,004	$3,297,789
Colorado, U.S.A.	9,466,230	9,268,024
Panama, Central America	291,318	144,058

	$13,206,552	$12,709,871

Title to mining properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mining properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing. The majority of the properties in which the Company has committed to earn an interest are located outside Canada. The Company is therefore relying on title opinions by legal counsel who are basing such opinions on the laws of the respective country.

(a)	Nevada, U.S.A.:

In December 1994, the Company acquired a 51% interest in certain patented and unpatented claims located in Nevada from a company controlled by directors for $1,176,000 US plus a 5% net smelter royalty. The Company can also acquire a 100% interest in a further 89 claims in this property under this agreement.

The Company entered into an agreement and settlement dated September 7, 2000 with Nevada Manhattan Mining Incorporated to settle and purchase Nevada Manhattan Mining Incorporated’s 24.5% interest in the property. The Company agreed to make four annual payments of US $75,000 each for a total of US $300,000. During the term of the agreement the Company has agreed to pay Nevada Manhattan Mining Incorporated a 2% net smelter return royalty. The Company can purchase the entire Nevada Manhattan Mining Incorporated interest and royalty at any time over a thirty-year period for US $7,500,000, which would include production royalties.

The Company also holds a 100% interest in 42 unpatented claims in the Manhattan Mining district by staking.

(b)	Colorado, U.S.A.

Included in the Colorado properties is a 100% working interest in the Consolidated Caribou-Cross-Comstock-Panadora district mine area which the Company acquired in 1997 for US $4,000,000 in stock, cash and final property payments. After acquisition of 100% working interest the seller retains a 2% net smelter royalty interest in the property. The Company has the right to buy back half of the net smelter royalty (1%) for US $750,000. The seller has not sold any of the issued shares for this acquisition through May 31, 2002. During 2000, the Company acquired 100% ownership of 10 patented claims that are continuations of the historic Boulder County and Cardinal vein systems. The Colorado properties contain a well-documented mineral resource of 424,500 ounces of gold and 11,725,000 ounces of silver.

(c)	Panama, Central America:

The Company owns hard rock mining concessions to 61,000 acres (24,686 hectares) in the eastern Veraguas District of Panama in Central America in 2001. The acquisition was made through a five-year agreement with Panama Mining of Golden Cycle Incorporated, the seller. The Company issued 100,000 shares of stock to the seller. The Company is obligated to pay the seller a 2% net smelter return on any hard rock mineral production. The Company can purchase the concessions from the seller at any time up to August 31, 2004 for US $2,500,000 (the “early purchase”). Upon completion of the early purchase the 2% net smelter return is reduced to 0.5%. The Company is obligated to pay the annual taxes and holding fees.

The Company is also obligated to pay the seller a 6% gross royalty (“GSR”) on all placer gold mining production to a maximum GSR fee of US $5,000,000. Upon the total payment under the GSR reaching US $5,000,000, the GSR percentage is reduced to 1% for the balance of the life of placer production.

The Company acquired additional hard rock mining concessions of 13,590 acres (5,500 hectares) in the above-mentioned location in 2003. The acquisition was made through a new ten-year agreement with the seller, which replaces or amends the above-mentioned five-year agreement. Under this new agreement, the Company issued an additional 100,000 shares of stock, paid US $10,000 in cash and assumed US $15,750 of payables from the seller. The Company is also required to spend US $500,000 on exploration by February 28, 2004, under the terms of this new agreement.

6	Note payable:

Note payable, to a director for US $70,000 (2002 - $nil) plus interest at 12% per annum due May 22, 2003; secured by inventories, convertible to 116,667 shares at US $0.60 per share. As consideration for note, the director was also provided with 82,500 stock options with an exercise price of $1.26.

Subsequent to May 31, 2003, the note was repaid in full.

7	Bank loan:

Loan payable with interest only payments at 10.5% per annum. Principal of US $1,200,000 due in full on December 16, 2002; secured by deed of trust over mineral properties. At May 31, 2003 the Company was in default with respect to this loan and, as a result, the interest rate on the loan was increased to 24% per annum.

Subsequent to May 31, 2003, the Company reached an agreement with the bank, and paid all arrears interest and a US $120,000 principal repayment. As a result of this agreement the due date of the loan was extended to December 16, 2003 and the interest rate reduced to 10.5% from 24%.

During August 2003, the balance outstanding on the loan of US $1,080,000 plus accrued interest was repaid in full (see Note 16).

Cash of $nil (2002 - $67,415) is held in an escrow account for monthly interest payments.

8	Long-term debt:

	2003	2002

		(Note 3)
Debentures payable, without interest, due May 2011, convertible to common shares at an exercise price of $1.23 at holders discretion; unsecured	$5,097,105	$5,097,105
Less: Cumulative beneficial conversion option	(472,189)	(523,969)

	$4,624,916	$4,573,136

Accretion expense on the beneficial conversion of $51,780 (2002 - $51,204) has been included in interest and bank charges for the year.

All debentures are held by companies or persons related to a shareholder and director. It is not practicable to determine the fair value of the debentures and advances from shareholders due to their related party nature and the absence of a secondary market for such instruments.

9	Share capital:

(a)	Authorized: 100,000,000 Common shares without par value

(b)	Issued and outstanding shares:

		2003		2002

	Number		Number	(Note 3)
	of shares	Amount	of shares	Amount

Balance, beginning of year	10,676,718	$22,897,780	9,855,718	$22,651,480
Issued to settle debt	62,500	38,800	250,000	75,000
Issued for cash	62,500	78,771	—	—
Issued on exercise of options	25,000	11,250	—	—
Issued for services	261,667	143,234	471,000	141,300
Issued for acquisition of mineral properties	100,000	82,000	100,000	30,000
Warrants issued for services	—	205,645	—	—

Balance, end of year	11,188,385	$23,457,480	10,676,718	$22,897,780

Included in issued and outstanding capital stock are 150,000 contingently cancelable shares that are held in escrow and may not be traded without regulatory approval.

(c)	Stock options:

		Weighted
		average
		exercise price
Date	Number	per share

Issued and outstanding, May 31, 2001	965,250	$0.45
Issued in the year	60,000	0.77

Issued and outstanding, May 31, 2002	10,025,250	0.47
Issued in the year	82,500	1.26
Issued in the year	15,000	0.45
Exercised in the year	(25,000)	(0.45)
Expired in the year	(116,250)	(0.45)

Balance, May 31, 2003	981,500	$0.54

Options outstanding at May 31, 2003 are as follows:

		Exercise price		Weighted average
	Number	per share	Expiry date	remaining life

Other	60,000	$0.77	June 2003	0.1 years
Director and employee options	684,000	$0.45	October 2003	0.4 years (i)
Director options	82,500	$1.26	November 2004	1.5 years
Director and employee options	155,000	$0.45	August 2005	2.3 years (ii)

	981,500			0.8 years

All outstanding options are exercisable when issued.

(i) 185,000 of these options were exercised subsequent to year-end.

(ii) 5,000 of these options were exercised subsequent to year-end.

(d)	Warrants:

		Weighted average
		exercise price
	Number	per share

Issued and outstanding, May 31, 2001 and May 31, 2002	—		$—
Issued in the year	548,803	US $	0.81

Balance, May 31, 2003	548,803	US $	0.81

Warrants outstanding at May 31, 2003 are as follows:

	Exercise			Weighted
	price per		Expiry	average
Number	warrant		date	remaining life

62,500	US $	0.80	September 2003	0.3 years (i)
486,303	US $	0.81	October 2004	1.4 years

548,803	US $	0.81		1.3 years

(i)	These warrants were exercised subsequent to year-end.

10	Income taxes:

The Company has income tax loss carryforwards of approximately $2,828,000 which are available to reduce future taxable income. The benefits of the losses have not been recognized in the financial statements. The losses will expire as follows:

	Canada	U.S.	Total

2004	$547,000	$—	$547,000
2005	13,000	—	13,000
2006	105,000	—	105,000
2007	222,000	—	222,000
2008	150,000	—	150,000
2009	259,000	—	259,000
2010	210,000	—	210,000
2018	—	444,000	444,000
2019	—	160,000	160,000
2020	—	76,000	76,000
2021	—	356,000	356,000
2022	—	259,000	259,000
2023	—	27,000	27,000

	$1,506,000	$1,322,000	$2,828,000

Significant components of the Company’s future tax assets are shown below. A valuation allowance has been recognized to fully offset the net future tax assets as realization of such net assets is uncertain.

	2003	2002

Future tax assets:
Operating loss carryforwards	$1,120,000	$1,186,000
Capital assets	—	27,000

	1,120,000	1,213,000
Valuation allowance for future tax assets	(1,109,000)	(1,213,000)

	11,000	—

Future tax liabilities:
Capital assets	(11,000)	—

Net future tax assets	$—	$—

11	Related party transactions:

During the year, the Company paid, through the issuance of common stock, $21,400 (2002 - $82,500) to a director for various services provided to the Company throughout the year. The Company also paid a director $12,000 in stock (2002 - $30,000) for office rent.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Subsequent to year-end, a director obtained a personal mortgage (the “interim mortgage” – see Note 16(a)) in the amount of $587,680 in order to meet certain obligations of the Company. The interim mortgage was subsequently repaid by the Company (see Note 16(b)).

12	Contingency:

The Company is negotiating with a shareholder and director of the Company for claims of past wages, salary remuneration and expenses in the approximate amount of US $544,700 ($745,400 Cdn). Included in advances from shareholders is $343,400 Cdn provided for this claim. The claim is under negotiation, the outcome of which is undeterminable. Accordingly, no additional provision has been recorded. Additional amounts, if any, will be recorded in the period the claim is settled.

13	Segmented information:

The Company operates principally in the mining industry segment.

The Company’s operations are in the following geographical locations:

	2003	2002

Net loss for the year:
Canada	$468,604	$312,347
United States	123,255	289,866

	$591,859	$602,213

Identifiable assets at end of year:
Canada	$290,092	$291,949
United States	13,294,607	12,902,466

	$13,584,699	$13,194,415

14	Financial instruments:

The Company holds various forms of financial instruments. The nature of these instruments and the Company’s operations expose the Company to foreign currency risk, interest rate risk and industry credit risk.

(a)	Foreign currency risk:

A significant portion of the Company’s operations are located in the United States and the Company manages its exposure to foreign currency fluctuations by maintaining U.S. currency bank accounts and denominates its commitments and contracts in U.S. dollar equivalents.

(b)	Credit risk:

The Company’s receivables are mainly for cost recoveries from related parties. The Company has no significant credit risk as it has the ability to net amounts receivable against accounts payable for services rendered by these parties.

15	Commitments:

(a)	The Company is committed under option and lease agreements to expend on exploration expenditures and property option payments amounts as disclosed in Notes 5 (a), (b), and (c) in the form of cash and/or stock as detailed therein.

(b)	On October 23, 2002, the Company entered into a one year advisory services agreement with a financial consulting firm. Under the terms of this agreement, the Company issued 150,000 shares that were restricted from trading for one year and provided a warrant for 486,303 shares at an exercise price of US $0.81.

A director of the Company also transferred 91,667 free-trading, non-encumbered shares to be held as collateral against 12 monthly payments of US $5,000 in consulting fees for a total of US $60,000. The Company replaced the directors free-trading shares with a new allotment of 91,667 shares that are restricted from trading for a one year period.

16	Subsequent events:

(a)	In June 2003, a director obtained a personal mortgage for US $587,680 to pay various liabilities on behalf of the Company. Prepaid interest and fees of US $87,680 were withheld, providing net cash funding of US $500,000 to the Company (the “interim mortgage”).

The interim mortgage was used in part to rectify the default under the Company’s bank loan (Note 7). The interim mortgage was repaid in full with the proceeds of the financing described in Note 16(b).

(b)	In August 2003, the Company obtained US $4,500,000 in financing by way of a first mortgage on the Colorado, USA mineral properties. The total amount includes two years prepaid interest at a rate of 12.9% per annum or approximately US $1,000,000 providing net cash funding to the Company of approximately $3,500,000.

The net cash proceeds of US $3,500,000 were used as follows:

Repayment of remaining bank loan (Note 7)	$1,080,000
Repayment of interim mortgage (Note 16(a))	588,000
Repayment of trade payables	700,000
Working capital	1,037,000
Financing costs	95,000

$3,500,000

As consideration for this financing, the Company also issued 8,181,818 shares of stock at a deemed price of US $0.55 per share for a total financing fee of US $4,500,000. The financing fee will be recorded in the first quarter of fiscal 2004. 1,500,000 of these shares are to be placed in escrow by the lender and are to be used to satisfy the debt if and when the Company’s average share price reaches US $3.00 per share. The loan, if not repaid from the sale of escrowed shares, is due in full on July 31, 2005.

17	Comparative figures:

Certain balances in the preceding period have been reclassified or restated (Note 3) to conform with the current year’s financial statement presentation.